EXHIBIT 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terrence G. Linnert, Scott E. Kuechle, Scott A. Cottrill, Sally L. Geib and Vincent M. Lichtenberger, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which they may deem necessary or advisable to enable Goodrich Corporation (the “Company”) to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of Securities, including Common Stock, Preferred Stock, Debt Securities, Stock Purchase Contracts and Stock Purchase Units, including power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Company) to Registration Statements on Form S-3 or such other available form as may be approved by officers of the Company, and to any and all amendments, including post-effective amendments, to such Registration Statements, and to any and all instruments or documents filed as part of or in connection with such Registration Statements or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have subscribed these presents this 21st day of October, 2008.

/s/ Marshall O. Larsen	/s/ Scott E. Kuechle

Marshall O. Larsen	Scott E. Kuechle
Chairman, President and Chief Executive	Executive Vice President and
Officer and Director	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ Scott A. Cottrill	/s/ Diane C. Creel

Scott A. Cottrill	Diane C. Creel
Vice President and Controller	Director
(Principal Accounting Officer)

/s/ George A. Davidson, Jr.	/s/ Harris E. DeLoach, Jr.

George A. Davidson, Jr.	Harris E. DeLoach, Jr.
Director	Director

/s/ James W. Griffith	/s/ William R. Holland

James W. Griffith	William R. Holland
Director	Director

/s/ John P. Jumper	/s/ Lloyd W. Newton

John P. Jumper	Lloyd W. Newton
Director	Director

/s/ Douglas E. Olesen	/s/ Alfred M. Rankin, Jr.

Douglas E. Olesen	Alfred M. Rankin, Jr.
Director	Director

/s/ A. Thomas Young
A. Thomas Young
Director